EXHIBIT 10.35



                                 LEASE AGREEMENT



                                    LANDLORD:

                              112 JULIAD COURT LLC



                                     TENANT:


                       SCIENCE & TECHNOLOGY RESEARCH, INC.

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                                TABLE OF CONTENTS

ARTICLE I
         Definitions of Certain Terms
ARTICLE II
         Premises
ARTICLE III
         Term
ARTICLE IV
         Base Rent
ARTICLE V
         Increases in Operating Charges
ARTICLE VI
         Use of Premises
ARTICLE VII
         Assignment, Subletting or Transfer
ARTICLE VIII
         Maintenance and Repairs
ARTICLE IX
         Alterations
ARTICLE X
         Signs
ARTICLE XI
         Security Deposit
ARTICLE XII
         Holding Over
ARTICLE XIII
         Insurance
ARTICLE XIV
         Services and Utilities
ARTICLE XV
         Liability of Landlord
ARTICLE XVI
         Rules
ARTICLE XVII
         Damage to Building
ARTICLE XVIII
         Condemnation
ARTICLE XIX
         Default
ARTICLE XX
         Bankruptcy
ARTICLE XXI
         Subordination
ARTICLE XXII
         Quiet Enjoyment
ARTICLE XXIII
         General Provisions


LIST OF ATTACHMENTS:

         EXHIBIT A -- Diagram of Premises

         EXHIBIT B --Work Agreement

         EXHIBIT C -- Form of Certificate Affirming Lease Commencement Date

         EXHIBIT D -- Rules




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


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") is dated as of the 11th day of October, 2000, by and between 112 JULIAD COURT LLC ("Landlord"), and SCIENCE & TECHNOLOGY, INC., a VIRGINIA CORPORATION ("Tenant").


                                    ARTICLE I
                          DEFINITIONS OF CERTAIN TERMS

         This Article defines certain terms used in this Lease. Certain other terms are defined in other places in this Lease. When used in this Lease, each term shall have the meaning indicated.

     1.1 Anticipated Occupancy Date: NOVEMBER 1, 2000.

     1.2 Base Rent: $45,975.00 for the first Lease Year (which amount is based on $10.00 S.F. OFFICE SPACE AND $4.50 S.F. WAREHOUSE SPACE per square foot of rentable area in the Premises) and adjusted for each succeeding Lease Year as provided herein.

     1.3 Base Rent Escalator: FOUR percent (4%).

     1.4 Broker(s): For Landlord: SULLIVAN PROPERTIES, INC. For Tenant: N/A.

     1.5 Building: A building containing approximately 55,000 square feet of rentable office and warehouse area, known as 112 JULIAD CT. and located at 112 JULIAD COURT, STAFFORD COUNTY, VIRGINIA.

     1.6 Building Architect: N/A.

     1.7 "INTENTIONALLY LEFT BLANK"

     1.8 Landlord's Address: C/O SULLIVAN PROPERTIES, INC. 608 WILLIAM STREET FREDERICSKSBURG, VIRGINIA 22401.

     1.9 Parking Rent: $N/A per month per Permitted Parking Space for the first Lease Year adjusted for each succeeding Lease Year as provided herein.

     1.10 Lease Term Length: 24 months.

     1.11 "INTENTIONALLY LEFT BLANK"

     1.12 Permitted Parking Spaces: 3 per 1,000 square feet of office space and 1 per 1,000 square feet of warehouse space, for a total of 14 parking spaces. The Permitted Parking Spaces shall be reasonably allocated among standard, compact, and subcompact spaces in the Building's parking facility.


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

     1.13 Premises: APPROXIMATELY 2,910 S.F. OFFICE AND 3,750 S.F. WAREHOUSE of rentable area located on the 2ND floor of the Building, substantially as shown on Exhibit A.

     1.14 Operating charges: Tenant shall pay proratta share of operating charges associated with the building. The definition of the charges can be found in section 5.2. The current charge, due monthly, is $1.40 per s.f. or $770.00 per month

     1.15 Utility charges: Tenant shall pay utility charges associated with the Premises, which is further defined in section 5.4. The current charge, due monthly, is $1.50 per s.f. or $825. per month.

     1.16 Security Deposit: An amount equal to ONE months initial Base Rent.

     1.16 Space Plan Due Date: 10/11/00.

     1.17 Tenant's Address: 112 JULIAD COURT, FREDERICKSBURG, VA 22406.

     1.18 Tenant's Representative: EDWARD L. KESSLER, EXEC. V.P./GENERAL
MANAGER.

     1.19 Use: General office and light manufacturing use.

                                   ARTICLE II
                                    PREMISES

     2.1 Tenant leases the Premises in the project identified in Paragraph 1.5, consisting of the building or buildings, roadways, sidewalks, utilities and other infrastructure improvements (the "Project") from Landlord for the term and upon the conditions and covenants stated in this Lease. Tenant shall have the non-exclusive right to use the common and public areas of the Building solely for purposes of ingress to and egress from the Building.

     2.2 Tenant, its employees and visitors, shall have the right to park automobiles in the Building's parking spaces. The number of parking spaces available for Tenant, its employees and visitors shall be equal to the number of Permitted Parking Spaces set forth in Article I. Tenant shall not use, or permit its invitees to use, any number of spaces in excess of the number of Permitted Parking Spaces. Subject to availability, Tenant shall have the right to lease additional parking spaces on a month-to-month basis.

                                   ARTICLE III
                                      TERM

     3.1 This Lease is effective between the parties when fully executed by them. The period referred to in this Lease as the "Lease Term" shall commence on the Lease Commencement Date determined as provided in Section 3.2. The Lease Term shall continue for the Lease Term Length shown in Article I; provided that, if the Lease Commencement Date is not the first day of a month, then the Lease Term shall continue for the Lease Term Length plus that number of days necessary to make the Lease Term expire on the last day of the month in which the Lease Term Length expires. The Lease Term shall also include any renewal or extension of the term of this Lease.

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

     3.2 The "Lease Commencement Date" shall be the earlier of (a) the date Tenant Work is deemed Substantially Completed as determined pursuant to Exhibit B, or (b) the date Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to move Furnishings into the Premises. "Furnishings" shall mean furniture, furnishings, inventory, equipment or trade fixtures. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate (substantially in the form of Exhibit C) confirming the Lease Commencement Date and any other matters reasonably requested by Landlord.

     3.3 It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Occupancy Date. If Landlord does not complete construction and deliver possession of the Premises by such date, the rights and obligations of Landlord and Tenant shall be as set forth in the Work Agreement (as attached hereto as Exhibit B), and this Lease shall not be rendered voidable on account thereof.

     3.4 "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs, and each successive Lease Year shall commence on the anniversary of the second Lease Year. The period in which the Lease Term expires or terminates shall be a Lease Year even if it is shorter than twelve (12) months.

                                   ARTICLE IV
                                    BASE RENT

     4.1 Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each subsequent Lease Year, the Base Rent in effect shall be increased by an amount equal to the Base Rent Escalator multiplied by the Base Rent in effect immediately before the increase. If the day Tenant's rent obligation commences is not the first day of a month, then the Base Rent from such rent commencement date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30) of the month installment of the Base Rent payable during the Lease Year in which the rent commencement date occurs. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent in effect during the first Lease Year, which amount shall be credited toward the first monthly installment(s) of the Base Rent payable under this Lease after any rent abatement period has ended.

     4.2 All Base Rent, additional rent and other sums payable by Tenant shall be paid to Landlord in legal tender of the United States, at Landlord's Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of rights.

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                                    ARTICLE V
                         INCREASES IN OPERATING CHARGES

     5.1 Tenant shall pay as additional rent Tenant's proportionate share of the Operating Charges during each calendar year falling entirely or partly within the Lease. For purposes of this Section, Tenant's proportionate share shall be that percentage (12%) which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises (6,600 S.F.), and the denominator of which is the number of square feet of rentable office and warehouse area in the Building (55,000 S.F.).

     5.2 "Operating Charges" shall mean all expenses incurred in owning, operating, managing, maintaining and repairing the Building and/or the land on which it is located (the "Land"), including but not limited to: (a) Common area electricity, water, sewer and other utility charges; (b) insurance premiums; (c) management fees including, without limitation, salaries for on-site employees not above the level of building manager; (d) costs of service and maintenance contracts; (e) maintenance and repair expenses; (f) amortization of amounts under 5.2(i)(2), with interest at the published Wall Street Journal Prime Rate plus one percent (1%); (g) Real Estate Taxes; (h) charges or costs for janitorial services; (i) charges or costs to operate, maintain, or repair common or public areas or facilities of the Project, including charges or costs (1) to pay for landscaping in such common areas or facilities, (2) to pay for capital improvements (related to repairs and maintenance of the Project or to reduce Operating Charges, in which case such capital improvements will be depreciated over their usable life) in such common areas or facilities, (3) to pay for any transportation or means of transportation contemplated by any covenants or governmental requirements now or hereafter affecting the Building, and (4) to pay for any architectural review board or other administrative expenses; (j) any business, professional or occupational license tax payable by Landlord with respect to the Building; (k) reasonable reserves for replacements, repairs and contingencies with respect to common or public areas or facilities of the Project (not to include capital improvements except for those related to repairs and maintenance of the Project or to reduce Operating Charges, in which case such capital improvements will be depreciated over their usable life); (l) costs of decorating and landscaping the grounds and the common areas of the Building; and (m) any sales tax paid by Landlord with respect to goods and services in connection with the foregoing. Operating Charges shall not include: principal or interest payments on any mortgage, deed of trust or ground lease; leasing commissions; depreciation of the Building except as specified above; and the costs of special services or utilities separately charged directly to particular tenants of the Building. Current charge is $1.40 s.f. to be paid monthly along with the rent.

     5.3 "Real Estate Taxes" shall mean: (a) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or levied or assessed against the Building and/or the Land; (b) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building; and (c) expenses (including reasonable attorneys' fees) incurred in reviewing or seeking a reduction of real estate taxes.


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

     5.4 "UTILILTIES" shall mean all expenses incurred in supplying utilities, including but not limited to: electricity, water, sewer and natural gas. Current charge is $1.50 s.f. to be paid monthly along with the rent. Landlord reserves the right to separately meter any or all utilities.

     5.5 Any assessments, charges, costs or taxes payable with respect to the Land or the Building because of their location within the Project, including real estate taxes assessed with respect to the common areas or facilities of the Project which (pursuant to the common covenants affecting the Project or otherwise) are properly allocated to the Land or the Building shall, where appropriate, be included in Operating Charges or Real Estate Taxes.

     5.6 INTENTIONALLY LEFT BLANK

     5.7 Within approximately one hundred twenty (120) days after the end of each calendar year, beginning 2001, Landlord shall submit a full and accurate accounting, including, but not limited to, an itemized statement showing (a) Tenant's proportionate share of the Operating Charges incurred during the preceding calendar year exceeded the Operating Charges (b) the aggregate amount of Tenant's payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord will credit the net overpayment to Tenant. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days of written notice from the Landlord.

     5.8 Landlord's failure or delay in rendering any particular statement or statements contemplated by this Article shall not constitute a waiver of Landlord's right thereafter to render such statement or statements.

     5.9 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Operating Charges incurred during such year shall be proportionately reduced.

                                   ARTICLE VI
                                 USE OF PREMISES

     6.1 Tenant shall use the Premises solely for the Use set forth in Article I and for no other use or purpose. Tenant shall not cause or allow the use or occupancy of the Premises in any manner which will or is likely to (a) violate any present or future laws, ordinances, regulations or orders (collectively, "Laws") or any covenants, conditions or restrictions now of record concerning the use and occupancy of the Premises and all Furnishings therein (b) constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building, (c) impair or interfere with any base building systems or facilities,
(d) adversely affect the character, appearance or reputation of the Building, or
(e) increase the number of parking spaces required for the Building or materially increase the number of parking spaces used by Tenant. Tenant shall obtain and keep current any temporary or permanent occupancy or use permits required by any Law at Tenant's expense and promptly deliver a copy thereof to Landlord.


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

     6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's Furnishings or personal property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall deliver a receipt or proof of payment for any such tax or fee as levied or charged from time to time or, if requested by Landlord, Tenant shall pay the amount of such tax or fee and the costs of any collection thereof promptly to Landlord upon demand.

     6.3 Tenant shall not generate, use, store or dispose of any Hazardous Materials in or about the Building or the Land. "Hazardous Materials" shall mean: (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time; (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time; (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time; (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time; (e) oil or other petroleum products; and (f) any substance whose presence could be detrimental to the Building or hazardous to health or the environment. This restriction shall not be deemed to prevent Tenant's reasonable use of materials, which are typical in the day to day use of space for general office purposes.

                                   ARTICLE VII
                       ASSIGNMENT, SUBLETTING OR TRANSFER

     7.1 (a) A "Transfer" is any assignment, subletting, use, occupancy or transfer of the Premises or any part thereof by or to anyone other than Tenant. A "Transferee" is any individual, group or entity to whom a Transfer is made. Tenant shall not Transfer this Lease or any of Tenant's rights or obligations hereunder, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's discretion provided that such consent shall not be withheld or delayed if the following conditions all have been satisfied:

         (i) In the reasonable judgment of the Landlord, the proposed Transferee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Building, and the nature of the proposed Transferee's business and its reputation are in keeping with the character of the Building and its tenancies.

         (ii) The purposes for which the proposed Transferee intends to use the Premises or the applicable portion thereof are uses expressly permitted by and not prohibited by this Lease including, without limitation, the provisions of
Article VI hereof, and by any other lease in the Building.

         (iii) The proposed occupancy shall not increase the office cleaning requirements, exceed the capacity of any base building system including, without limitation, the electrical, heating, ventilation and air-conditions system, or impose a material extra burden upon the Building's parking, equipment or services.

         (iv) In the event any such Transfer will result in there being more than two (2) tenants in addition to Tenant in the Premises, any additional Transfer shall be subject to Landlord's reasonable determination that the number of additional tenants shall not adversely affect other tenants' use of the Building, the operation and maintenance of the Building, or otherwise detract from the character of the Building as a comparable office and warehouse space.


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

         (v) "INTENTIONALLY LEFT BLANK"

         (vi) No Event of Default, and no uncured default, shall have occurred under this Lease, either at the time Landlord's consent to such Transfer is requested, or at the commencement of the term of any proposed Transfer, or upon the effective date of any such Transfer, and Tenant shall have complied with all of the terms of this Article VII in connection with such Transfer.

         (vii) The proposed Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall not be a government or quasi government agency and shall be subject to the service of process in, and under the jurisdiction of the courts of, the state in which the Building is situated.

         (viii) The term of any proposed Transfer shall not be less than six (6) months in length, except to the extent that the balance of the Lease Term at the time of such proposed Transfer shall be less than six (6) months.

         (ix) In the event there have been more than two (2) previous Transferees during the term of this Lease of any single portion of the space proposed to be Transferred, any additional Transferee shall be subject to Landlord's reasonable determination that the fluctuation in tenants shall not adversely affect other tenants' use of the Building, the operation and maintenance of the Building, or otherwise detract from the character of the Building as comparable office and warehouse space.

         (x) Any Mortgagee whose consent is required shall have consented to such Transfer.

         (xi) The proposed Transferee shall not have been specifically identified in writing by Landlord's broker as a prospective tenant who remains in active negotiations with Landlord within the ninety (90) days immediately preceeding the initial request for the transfer.

         (b) No Transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent as provided above. Any Transfer, Landlord's consent thereto or Landlord's collection or acceptance of rent from any Transferee shall not be construed as (i) an acceptance of such Transferee as a tenant, (ii) a waiver or release of Tenant from liability hereunder, or (iii) a waiver of Tenant's and any Transferee's obligation to obtain Landlord's prior written consent to any subsequent Transfer. With respect to any permitted assignment of this Lease, Tenant assigns to Landlord any sum due from any Transferee as security for Tenant's performance of its obligations pursuant to this Lease. Tenant authorizes each such Transferee to pay such sum directly to Landlord if such Transferee receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any Transferee, and Tenant shall cause any Transferee to comply with all such restrictions and obligations. If the Lease Term or Tenant's right of possession shall terminate prior to the stated expiration of the Lease Term, then, at Landlord's option in its sole and absolute discretion, Landlord may (but shall not be required to) succeed to the rights of Tenant under any or all Transfers. Tenant shall not mortgage, pledge or encumber this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay the reasonable expenses (including attorneys' fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any Transfer or Mortgage.


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

     7.2 If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a Transfer of this Lease subject to this Article. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock, shall be deemed a Transfer of this Lease subject to this Article. If any Transfer is deemed to have occurred pursuant to this Section, the Transferee shall be deemed to be paying the greater of fair market rent or the actual rent to be paid by such Transferee after any abatement or free rent period for purposes of determining the excess rent referred to in Section 7.5 below.

     7.3 In order to request the consent of Landlord to a Transfer pursuant to this Article, Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed Transferee and its business, all terms of the proposed Transfer, the commencement date of the proposed Transfer, (the "Proposed Transfer Commencement Date") and the area proposed to be assigned or sublet (the "Proposed Transfer Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such Transferee, a certification executed by Tenant and such proposed Transferee stating whether (and to what extent) any premium or other consideration is being paid for the proposed Transfer, and all other information reasonably requested by Landlord concerning such proposed Transferee. Tenant agrees to pay Landlord's reasonable attorney's fees and costs incurred in connection with any proposed assignment or subletting.

     7.4 Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Transfer Space by sending Tenant written notice within thirty (30) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Transfer Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Transfer Space, then: (a) Tenant shall tender the Proposed Transfer Space to Landlord on the Proposed Transfer Commencement Date as if the Proposed Transfer Commencement Date had been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Transfer Space; and (b) as to all portions of the Premises other than the Proposed Transfer Space, this Lease shall remain in full force and effect except that the Permitted Parking Spaces, the additional rent payable pursuant to Article V, the Parking Rent, and the Base Rent shall be reduced proportionately based on square footage. Tenant shall pay all expenses of demising walls and other construction required to permit the operation of the Proposed Transfer Space separate from the balance of the Premises. If the Proposed Transfer Space constitutes the entire Premises and Landlord elects to terminate this Lease, then: (1) Tenant shall tender the Premises to Landlord on the Proposed Transfer Commencement Date; and (2) the Lease Term shall terminate on the Proposed Transfer Commencement Date.


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

     7.5 If the Transferee is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of an increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements which were provided pursuant to the Work Agreement or any other form (and if the applicable space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord any such excess (net of reasonable and customary specific costs associated with the assignment or sublease, such as improvements to the Premises and brokerage fees) upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant receives (or is deemed to have received) such excess. Landlord shall have the right to inspect Tenant's books and records relating to any Transfer. Any Transfer shall be effected on forms supplied or approved by Landlord.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

     8.1 Tenant shall at its sole expense keep and maintain the Premises and all Furnishings including, without limitation, any supplemental heating, ventilating or air conditioning equipment and any other equipment located in the Premises in clean, safe and sanitary condition and in good order and repair, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear excepted. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, or licensee (collectively "Invitees") or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all reasonable costs and expenses incurred in connection therewith. Tenant responsible for janitorial and cleaning services for the premises.

     8.2 Subject to the provisions of Article V, Landlord shall provide janitorial and cleaning services for the Building common areas consistent with a comparable office and warehouse space in Stafford County, Virginia; maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto, as well as all walkways, keeping the same free from any unreasonable accumulation of snow; maintenance in a neat, safe and orderly condition of all landscaped areas; maintenance in good order and repair consistent with a comparable office and warehouse space in Stafford County, Virginia of the Premises and the remainder of the Building and the Project including but not limited to the exterior structure and systems, the walls, load bearing elements, foundations, pipes and conduits, roof and common areas that form a part of the Premises, parking areas, elevators, and the building standard mechanical, electrical, HVAC and plumbing systems, provided, however, that Tenant shall be responsible for those obligations set forth in Article 8.1 hereof.

                                   ARTICLE IX
                                   ALTERATIONS

     9.1 The original improvement of the Premises shall be accomplished by Landlord in accordance with Exhibit B. Landlord is under no obligation to make any alterations, decorations, additions, improvements or other changes in or to the Premises or to the Building (collectively "Alterations") except as set forth in Exhibit B or otherwise expressly provided in this Lease. As used in this Lease, Alterations shall not include the hanging of pictures or other minor improvements to the Premises such as repainting or recarpeting, provided that such improvements are consistent with a comparable office and warehouse space.

     9.2 Tenant shall not make or permit anyone to make any Alteration without Landlord's prior written consent, which consent shall not unreasonably be withheld. Any Alteration made by Tenant shall be subject to the preceding sentence and shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications and procedures approved in writing by Landlord; (d) in accordance with all Laws and the requirements of any insurance company insuring the Building and any Mortgagee; (e) after obtaining Landlord's written approval of a workmen's compensation insurance and any other insurance policy required by Landlord; and (f) after delivering to Landlord (i) an architect's certificate that such Alteration will conform to all applicable Laws, (ii) a copy of all necessary permits obtained from governmental authorities having jurisdiction, and (iii) written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged (or proceedings shall have been filed for the purpose of discharging any such lien) by Tenant at Tenant's expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Landlord's consent to the making of any Alteration shall be deemed not to constitute Landlord's consent to subject its interest in the Premises or the Building to liens which may be filed in connection therewith. Tenant shall hire Landlord (or its designee) to perform any Alteration, provided that the charge to Tenant therefor is reasonable. Tenant shall furnish Landlord with an updated set of "as-built" drawings reflecting any Alterations made by Tenant.

     9.3 If any Alteration is made without Landlord's prior written consent, then Landlord shall have the right at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. All Alterations made by either party shall immediately become Landlord's property and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term except that Tenant shall be required to remove all Alterations (including any initial improvements to the Premises designated to be removed on the initial plans) which Landlord designates in writing (at the time such Alterations are approved) for removal. Notwithstanding the foregoing sentence, if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all Movable Furnishings installed in the Premises solely at Tenant's expense. "Movable Furnishings" shall be deemed to exclude any item which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. If any such Furnishings are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such Furnishings and any Alteration, designated for removal by Landlord in writing, which Tenant fails to remove. Landlord shall have the right to repair at Tenant's expense all damage to the Premises or the Building caused by Tenant's removal of Furnishings or Alterations designated by Landlord in writing for removal or to require Tenant to do the same.

                                    ARTICLE X
                                      SIGNS

     10.1 Landlord, at its expense, will list Tenant's name in the Building directory, if any, and provide building standard signage on or near the primary suite entry door. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any other sign, advertisement or notice. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.

                                   ARTICLE XI
                                SECURITY DEPOSIT

     11.1 Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the performance of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to pay interest on the Security Deposit or to maintain the Security Deposit in a separate account. Upon any default by Tenant, Landlord may use or apply all or part of the Security Deposit to reimburse Landlord for any loss or expense incurred by reason of such default or to pay any sum that Tenant fails to pay. Within three (3) business days after written notice of Landlord's use of the Security Deposit, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its prior amount. Within approximately sixty (60) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant's vacating the Premises, Landlord shall return the Security Deposit less such portion thereof as Landlord may have used to satisfy Tenant's obligations. If Landlord transfers the Security Deposit to a transferee of the Building or Landlord's interest therein, then such transferee (and not Landlord) shall be liable for its return. Any Mortgagee shall not be liable for the return of the Security Deposit unless such Mortgagee actually receives the Security Deposit.

                                   ARTICLE XII
                                  HOLDING OVER

     12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal the greater of (1) fair market rent for the Premises, or (2) one and one-half (1.5) times the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages.

Notwithstanding the foregoing, if Landlord consents in writing to Tenant holding over at the expiration or earlier termination of the Lease Term (which consent may be withdrawn by Landlord upon the giving of thirty (30) days prior notice to Tenant), then the rent during such holdover period shall be the greater of (1) fair market rent for the Premises, or (2) the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period.

                                  ARTICLE XIII
                                    INSURANCE

     13.1 Tenant shall not conduct or allow any activity or place or allow the placement of any item in or about the Building which may (i) subject Landlord to any increased risk of liability for injury to any person or property, (ii) cause any increase in the insurance rates on any policies of insurance carried by Landlord covering the Building, or cause insurance companies of good standing to refuse to insure the Building in amounts reasonably satisfactory to Landlord,
(iii) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord, or (iv) violate any insurance requirement. If any increase in the cost of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay the amount of such increase as additional rent within five (5) days after Landlord's demand. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be conclusive evidence thereof.

     13.2 Tenant shall maintain throughout the Lease Term, with a company licensed to do business in the jurisdiction in which the Building is located, approved by Landlord and having a rating equal to or exceeding A:XI in Best's Insurance Guide: (a) broad form comprehensive general liability insurance (written on an occurrence basis and including contractual liability coverage insuring the obligations assumed by Tenant pursuant to Section 15.2 and an endorsement for personal injury); (b) all-risk property insurance; (c) comprehensive automobile liability insurance (covering automobiles owned by Tenant); (d) Broad Form Boiler and Machinery Insurance on all air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired, installed by Tenant (or by Landlord, at Tenant's expense) in or serving the Premises, either as part of the extended coverage insurance mentioned in clause (b) of this Section or in amounts set by Landlord, but in no event less than One Million Dollars ($1,000,000); (e) during the course of construction of any Alterations by Tenant in the Premises and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value, covering interests of Landlord and Tenant (and their respective contractors and subcontractors) and any Mortgagee, in all work incorporated in the Building and all materials and equipment in or about the Premises; (f) Workers' Compensation Insurance, as required by law; and (g) such other insurance in such amounts as Landlord may reasonably require from time to time. All such insurance shall contain only reasonable "deductibles." The minimum amounts of insurance required under this Section shall not be construed to limit the extent of Tenant's liability under this Lease. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than two million dollars ($2,000,000) combined single limit per occurrence for bodily injury or death to any one person or any number of persons, and two million dollars ($2,000,000) general aggregate for property damage. Such property insurance shall be in an amount not less than that required to replace all work done to the Premises in excess of that covered by the Work Agreement. Such automobile liability insurance shall be in an amount not less than one million dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage and two million dollars ($2,000,000) in the aggregate. All liability insurance shall name Landlord and any Mortgagee of Landlord as additional insureds. All property insurance shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss, and provide that the insurer waives all right of recovery by way of subrogation against Landlord, its officers, agents and employees. All of Tenant's insurance shall contain an endorsement prohibiting modification, expiration or cancellation (1) as to the interests of Landlord and any Mortgagee of Landlord by reason of any act or omission of Tenant, and (2) without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Landlord reserves the right from time to time to reasonably require Tenant to obtain higher minimum amounts of insurance. Tenant shall deliver a certificate of insurance and receipts evidencing payment of the premium for all required insurance policies (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter, no less than thirty
(30) days prior to the earliest expiration date on such certificate.

     13.3 Landlord shall keep the Building insured against loss or damage by fire and such other risks as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design. Landlord shall also maintain for its benefit and for the benefit of Tenant and other tenants of the Building general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Project, such insurance to afford protection to Landlord and its managing agent, if applicable, of a combined single limit of Two Million and No/100 Dollars ($2,000,000) in respect to the injury, death or property damage arising out of any accident or occurrence. Landlord agrees to include in its general public liability insurance policy the contractual liability coverage insuring Landlord indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Tenant.

     13.4 These insurance provisions shall in no way limit or modify any of the obligations of Landlord or Tenant under any provisions of this Lease. The parties agree that such policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clauses in favor of each party and each waives, releases and discharges the other from all claims or demands whatsoever which the other may have or acquire under this Lease to the extent of insurance coverage for such event or occurrence. Insurance premiums paid for insurance coverage required under this Article XIII by Landlord shall be a portion of the Operating Expenses described in Article V hereof.

                                   ARTICLE XIV
                             SERVICES AND UTILITIES

     14.1 Landlord shall furnish to the Premises air-conditioning and heating during the seasons they are required consistent with a comparable office and warehouse space in Stafford County, Virginia. Landlord shall provide maintenance services as provided in Article VIII; electricity (24 hours a day/7 days a week); water (24 hours a day/7 days a week); elevator service (24 hours a day/7 days a week. The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except Holidays) and 9:00 a.m. to 1:00 p.m. on Saturday (except Holidays) and such other hours, if any, as Landlord determines. Landlord agrees to provide Tenant with advance notice of any scheduled utility outages if Landlord has advance notice of such outages. If Tenant requires air-conditioning or heat beyond the normal operating hours, then Landlord will furnish the same at Tenant's expense in accordance with Landlord's then-current schedule, provided Tenant gives Landlord sufficient advance notice (not less than 24 hours) of such requirement. Subject to the provisions of this Lease, Tenant shall have access by electronic card-key system or key to the Building twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.

     14.2 INTENTIONALLY LEFT BLANK

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

     15.1 Landlord, its members, employees, agents and mortgagees, except for gross negligence or willful misconduct, shall not be liable to Tenant, any invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service or utility specified in this lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists that may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or other damage or loss caused by, or resulting from, Landlord's gross negligence or intentional acts.

     15.2 Unless arising or resulting from Landlord's gross negligence or willful misconduct, Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against

Landlord, directly or indirectly, based on or arising out of, in whole or in part: (a) use and occupancy of the Premises or the business conducted therein;
(b) any act or omission of Tenant or any Invitee; (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, (d) any entry by Tenant or any Invitee in or upon the Building prior to the Lease Commencement Date; or
(e) the breach of any representation or warranty made by Tenant in this Lease.

     15.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment (at no cost to Tenant).

     15.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord, any member, manager, partner, director or officer of Landlord (collectively "Officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any Officer or other person or entity have personal liability for satisfaction of any claim or judgment against Landlord or any Officer.

                                   ARTICLE XVI
                                      RULES

     16.1 Tenant and Invitees shall observe the rules specified in Exhibit D and any other rule not inconsistent with this Lease, of which notice is given, that Landlord may promulgate for the operation or maintenance of the Building. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant; provided that Landlord shall not enforce the rules against Tenant in a way that discriminates unfairly against Tenant.

                                  ARTICLE XVII
                               DAMAGE TO BUILDING

     17.1 If the Premises or the Building are totally or partially damaged by fire or other casualty, and (a) Landlord's insurance is insufficient (through no fault of Landlord and provided that Landlord has maintained insurance on the Building in accordance with Article 13.3 hereof) to pay the full cost of the repair and restoration to be performed by Landlord, (b) any Mortgagee fails or refuses to make such insurance proceeds available for such repair and restoration, (c) zoning or other applicable Laws do not permit such repair and restoration, (d) the cost of repair and restoration exceeds twenty-five percent (25%) of the replacement value of the Building, or (e) in Landlord's judgment the period needed for effecting a satisfactory settlement with any insurance company involved, removing debris, preparing plans, obtaining all required governmental permits and other approvals and completing such repair and restoration will exceed two hundred seventy (270) days after the occurrence of such damage, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within forty-five
(45) days after the occurrence of such damage, or, if later, within ten (10) days after Landlord last receives notice of the existence of any of the circumstances in clauses (a) through (e) above. Landlord shall have no liability to Tenant in the event Landlord's estimate of the time frame for the circumstances in clause (e) above proves inaccurate. If the Premises are totally or partially damaged by fire or other casualty that renders the Premises totally or partially inaccessible or unusable, and the conditions in clause (e) above exist with respect to the Premises, then Tenant shall have the right, at Tenant's option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage, or, if earlier, within ten (10) days after Landlord notifies Tenant that Landlord intends to proceed with repair and restoration as required by this Article. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (and rebated to Tenant if applicable) (based on the portion of the Premises which is usable after such damage) and paid to the date of termination.

     17.2 If this Lease is not terminated as a result of such damage, then, after collecting the insurance proceeds attributable to such damage (including the proceeds of any insurance maintained by Tenant with respect to work in excess of the work performed pursuant to the Work Agreement, which proceeds shall be paid to Landlord), Landlord shall diligently repair and restore the Premises to substantially the same condition they were in prior to such damage; provided, however, that Landlord shall not be required to repair or restore any of Tenant's Furnishings or personal property. Landlord shall bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that: (a) if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage and the amount of any deductible; and (b) Tenant shall pay the amount by which the cost of restoring any work in excess of the work performed pursuant to the Work Agreement exceeds the insurance proceeds, if any, received with respect thereto. If this Lease is not terminated as a result of such damage, then commencing on the date of the occurrence of such casualty until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is usable for Tenant to reasonably conduct its business while such repair and restoration are being made; provided, however, that: (1) if such damage was caused by the act or omission of Tenant or any Invitee, then Tenant shall not be entitled to any such rent reduction; and (2) if a delay in the substantial completion of such repair and restoration shall occur as a result of any cause of the kind described in the Work Agreement as a Tenant Delay, including any failure by Tenant to provide Landlord with plans and specifications for such repair or restoration within fifteen (15) days of Landlord's request or any delay by Tenant in giving authorizations, approvals or substitutions necessary for completion of the repair or restoration, then Tenant shall not be entitled to any rent reduction for any period in excess of the period which would be necessary regardless of the aforementioned delays to restore the Premises to the Tenant Cost Allowance condition.

                                  ARTICLE XVIII
                                  CONDEMNATION

     18.1 If one-third or more of the area of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "Condemned" or "Condemnation"), then this Lease shall terminate on the date title vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is Condemned and Tenant is thereafter able to reasonably conduct its business, then this Lease shall continue in full force and effect as to the part of the Premises not Condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises Condemned. If any Condemnation reduces the number of parking spaces available to the Building, then the number of Permitted Parking Spaces shall be reduced proportionately. If there is a Condemnation of the Land or the Building for which the award, damages and other compensation can reasonably be expected to exceed twenty-five percent (25%) of the replacement value of the Land or Building, then regardless of whether the Premises are affected, Landlord shall have the right to terminate this Lease as of the date title vests in such authority by written notice to Tenant within forty-five (45) days of the date title vests in such authority.

     18.2 All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of Furnishings installed in the Premises at Tenant's expense and for relocation expenses; provided that such claim shall in no way diminish the amounts payable to Landlord in connection with such Condemnation.

                                   ARTICLE XIX
                                     DEFAULT

     19.1 An "Event of Default" is: (a) Tenant's failure to pay any Base Rent, additional rent or other sum within five (5) days of the date on which such sum is due; (b) Tenant's failure to perform or observe any other covenant or condition, which failure continues for thirty (30) days after written notice of such failure is sent by Landlord to Tenant; (c) Tenant's failure to occupy continuously the Premises (except as provided for in Article VII); (d) an Event of Bankruptcy as specified in Article XX; (e) Tenant's dissolution or liquidation; or (f) any material breach of representation or warranty by Tenant.

     19.2 This Lease is entered into on the express condition that if there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises pursuant to this Article XIX or under applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly waived. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then all of Landlord's obligations as set forth in this Lease shall cease. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include reasonable concessions and alterations of the Premises) as Landlord, in its sole discretion, may determine, but

Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Rent, additional rent and any other sums or damages which may be due or sustained prior to the later of termination of this Lease or Landlord's recovery of possession of the Premises, and all costs, fees and expenses (including without limitation reasonable attorney's fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either Monthly Damages or Present Value Damages. "Monthly Damages" shall be an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of it obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such Monthly Damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term. "Present Value Damages" shall be an amount equal to the present value (as of the date of Tenant's default) of the Base Rent and additional rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank with jurisdiction over banks in the area in which the Building is located. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present of future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. Landlord agrees to make reasonable efforts to mitigate its damages hereunder.

     19.3 Landlord shall have the right to terminate any renewal or expansion right contained in this Lease, and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion, if an Event of Default has occurred. If this Lease requires Landlord to be reasonable in giving any prior written consent or approval of an action by Tenant, Landlord nevertheless shall not be required to be reasonable in approving the action of Tenant if Tenant took the action without first seeking Landlord's prior written consent pursuant to this Lease. Landlord shall have no obligation to refund to Tenant or to credit to Tenant against any other amounts or installments coming due to Landlord hereunder any amount otherwise owed or creditable by Landlord to Tenant pursuant to the terms of this Lease if an Event of Default has occurred (except that as a result thereof Landlord shall not be entitled to receive more than 100% of what it is entitled to receive from Tenant under this Lease). The provisions of this Section shall apply notwithstanding anything to the contrary in this Lease, and whether or not this Lease and/or Tenant's right of possession is terminated as a result of Tenant's default.

     19.4 After the occurrence of an Event of Default, any abatement of Base Rent and additional rent payable for Operating Charges for periods subsequent to the Event of Default shall be null and void. Landlord's right to receive the Base Rent and additional rent for such future abatement period shall be in addition to any other remedies available to Landlord as a result of such Event of Default, termination or re-entry.

     19.5 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

     19.6 If more than one natural person and/or entity shall constitute Tenant or if Tenant is a general partnership or other entity, the partners or members of which are subject to personal liability, then the liability of each such person, entity, partner or member shall be joint and several. If Tenant is a partnership, without limiting any other proper means for service of process upon Tenant or its partners, Tenant represents and warrants to Landlord that each General Partner has irrevocably appointed the person to whom notices to Tenant under this Lease are to be addressed as its agent for service of process in all matters relating to this Lease. Tenant represents and warrants to Landlord that neither Tenant, nor any Guarantor, nor any General Partner, is entitled, directly or indirectly, to diplomatic or sovereign immunity.

     19.7 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant in relation to this Lease, the Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the Default Rate from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The "Default Rate" shall equal the rate per annum which is the greater of eighteen percent (18%) or three (3) whole percentage points above the Wall Street Journal Prime Rate or such replacement rate as Landlord may designate if said prime rate is not available.

     19.8 If Tenant fails to make any payment of the Base Rent, additional rent or any other sum payable to Landlord on or before five (5) days after the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the Default Rate from the date such payment was due to the date of payment.

                                   ARTICLE XX
                                   BANKRUPTCY

     20.1 An "Event of Bankruptcy" is: the occurrence, with respect to Tenant, any guarantor or surety of this Lease ("Guarantor"), or any general partner in Tenant (a "General Partner") of any of the following: (a) any such person's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of any such person, or the institution of a foreclosure or attachment action upon any property of any such person; (c) filing of a voluntary petition by any such person under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against any such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) any such person's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly: (a) cures all defaults under this Lease; (b) compensates Landlord for damages incurred as a result of such defaults; (c) provides adequate assurance of future performance on the part of Tenant or Tenant's assignee; (d) complies with the other requirements of this Article; and (e) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty
(30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the Use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Project; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six
(6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and
(9) all assurances of future performance specified in the Bankruptcy Code must be provided. If Trustee shall propose to assume and assign this Lease to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Trustee, then notice of such proposed assignment shall be given to Landlord by Trustee no later than twenty (20) days after receipt by Trustee of such offer, but in any event no later than ten (10) days prior to the date that Trustee shall make application to the court of competent jurisdiction for approval to assume this Lease and enter into such assignment, and Landlord shall thereupon have the option, to be exercised by notice to Trustee given at any time prior to the date of such application, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                                   ARTICLE XXI
                                  SUBORDINATION

     21.1 A "Mortgage" is any of the following now or hereafter in effect: any mortgage, deed of trust, financing statement or similar security or financing instrument securing any existing or future debt or obligation and encumbering or affecting the Building; any master lease, ground lease or other underlying lease or sublease under which Landlord is lessee or sublessee of the Building; and all renewals, extensions, modifications, recastings or refinancings of any such agreement or instrument. A "Mortgagee" is the holder or other party secured by, or lessor under, any Mortgage and shall include trustees and successors and assigns of such party whether immediate or remote, the purchaser of any Mortgage whether at foreclosure or otherwise, and the successors, assigns and Mortgagees of such purchaser whether immediate or remote. A "Foreclosure" is any foreclosure, trustee's sale, deed-in-lieu of foreclosure, termination or other enforcement. The provisions of this Article shall be effective without any further document signed by Tenant; however, in confirmation of the provisions of this Article, Tenant shall at Landlord's request promptly execute any requisite or appropriate documents. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such documents for Tenant.

     21.2 This Lease is subject and subordinate to the lien, operation and effect of all Mortgages and any and all advances made or hereafter made under each such Mortgage, except that if and to the extent specifically elected by any Mortgagee in writing, at its sole option, this Lease shall be deemed superior to such Mortgagee's Mortgage and any Mortgage which is subordinate to such Mortgage, to the extent necessary to prevent any Foreclosure of such Mortgage and/or Mortgages from terminating or affecting this Lease and Tenant's rights hereunder, but such superiority shall not limit the ability of any Mortgagee to exercise the other rights granted in its Mortgage, including but not limited to the right to direct the application of insurance or condemnation proceeds. Such election by a Mortgagee may be made in its Mortgage, in an advertisement of a Foreclosure sale, or in a separate document executed before, or within a reasonable time after, a Foreclosure. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any Foreclosure is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a Foreclosure. If this Lease is not terminated or extinguished upon such Foreclosure or by the purchaser or successor ("Successor") following such Foreclosure, then Tenant shall attorn to such Successor and shall recognize such Successor as the landlord under this Lease. Upon such attornment such Successor shall not be: (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance; (b) bound by any amendment of this Lease made without the written consent of the Mortgagee under each Mortgage existing as of the date of such amendment; (c) liable for any breach, act or omission of any prior landlord; (d) subject to any offsets, defenses or counterclaims which Tenant might have against any prior landlord; (e) obligated to perform any work for Tenant or the Premises; or (f) liable for the return of any security deposit not actually received by such Successor. Any liability of the Mortgagee or Successor hereunder shall exist only during the time such Mortgagee or Successor is the owner of the Land, Building or the Project and shall be subject to any other limitations of liability under this Lease.

     21.3 If any lender or prospective lender providing financing secured by the Building requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Tenant shall execute, acknowledge and deliver to Landlord (at no cost to Tenant) an amendment to this Lease incorporating such modifications within five
(5) days after receipt of such amendment from landlord.

     21.4 Tenant shall be entitled to rely on any notice which Tenant receives from any Mortgagee stating that such Mortgagee is exercising its rights under its Mortgage and is thereafter entitled to receive all amounts thereafter due under this Lease; provided that Tenant has first received from such Mortgagee written notice of the existence of such Mortgage, together with a copy of the relevant provision of the applicable instrument and a copy of any and all notices to Landlord pursuant to which said Mortgagee is exercising said right to receive the amounts thereafter due hereunder.

                                  ARTICLE XXII
                                 QUIET ENJOYMENT

     22.1 Landlord covenants that if Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone rightfully claiming through Landlord.

     22.2 Landlord reserves the right to: (a) change the street address and name of the Building or the Project; (b) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) erect, use and maintain pipes and conduits in and through the Premises; (d) grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with the permitted Use of the Premises; (e) use or lease exclusively the roof areas, the sidewalks and other exterior areas; (f) resubdivide the Land or to combine the Land with other lands; (g) construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (h) relocate any parking area designated for Tenant's use; and (i) install and display signs, advertisements and notices on any part of the exterior or interior of the Building. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy.

     22.3 Without limiting the generality of the preceding Section, Tenant's rights under this Lease shall extend only to the surfaces facing the interior of the space identified in Article I as the Premises, and not to any other areas, including but not limited to: (a) exterior walls; (b) the space above the hung ceiling; (c) the space below the underside of the Premises; (d) the Land; (e) the roof of the Building; and (f) the common or public areas of the Building (except for ingress and egress purposes expressly permitted by this Lease). No easement for light or air is incorporated in the Premises.

     22.4 Landlord shall have the right to change the location and configuration of the Premises subject to the following terms and conditions: (a) if Tenant has commenced beneficial use of the Premises, then Landlord shall provide Tenant not less than thirty (30) days' advance written notice of the date Tenant must vacate the Premises; (b) Landlord shall provide Tenant with substitute space of similar nature and size elsewhere in the Building (the "Substitute Premises"); and (c) Landlord shall, at Landlord's expense, (1) remove Tenant's Furnishings from the Premises and reinstall them in the Substitute Premises, and (2) redecorate the Substitute Premises in a manner substantially similar to the manner in which the Premises were decorated. Within ten (10) days after Landlord submits an amendment of this Lease indicating the location and configuration of the Substitute Premises and reasonable revisions (if necessary) to the schedule specified in Exhibit B, Tenant shall execute such amendment.

     22.5 Tenant shall permit Landlord and Landlord's designees to enter the Premises, without charge or diminution of rent therefore, to inspect, maintain and exhibit (with prior reasonable notice) the Premises and to install, maintain, repair, replace or relocate for service building service fixtures, equipment and facilities wherever located in the Building provided that substitutions thereof are substantially equivalent or better.

                                  ARTICLE XXIII
                               GENERAL PROVISIONS

     23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

     23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.

     23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker(s). Landlord and Tenant shall indemnify and hold each other harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder.

     23.4 From time to time as reasonably requested by Landlord and upon ten
(10) days' prior written notice, Tenant and each Transferee shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the amount of Base Rent and additional rent and the dates to which rent and any other charges have been paid; (c) that Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be send; (e) the Lease Commencement Date and date of expiration of the Lease Term; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. From time to time upon five (5) days' prior written notice (but not more than once every calendar year), Tenant shall deliver to Landlord the most current financial statements of Tenant, each Guarantor (if any) and each General Partner (if any), together with such additional information regarding the financial or other condition of such persons as Landlord may request. The financial statements for each such person shall be audited or reviewed to the most rigorous level or review of any financial statements previously delivered to Landlord for such person. Tenant represents and warrants to Landlord that all financial statements and information previously or in the future delivered to Landlord regarding Tenant, any Guarantor and any General Partner shall be true, correct and complete. Tenant represents and warrants to Landlord that there has been no material adverse change in Tenant's financial condition from that depicted in the financial statements previously delivered to landlord by Tenant. Any material breach of the representations and warranties contained in the two
(2) immediately preceding sentences shall constitute an Event of Default under this Lease. Any statements delivered pursuant to this Section may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any lender or prospective lender, or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

     23.5 Landlord, Tenant, Guarantors and General Partners waive trial by jury in any action, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, Tenant's use or occupancy of the Premises or any claim of injury or damage. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all Guarantors and all General Partners waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right to transfer any such action filed in any such court to any other court.

     23.6 All notices or other required communications shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by Federal Express or other overnight courier or when sent by certified or registered mail, return receipt requested, postage prepaid, to the Addresses set forth in Article I. Any party may change its Address for the giving of notices by notice given in accordance with this Section.

     23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

     23.8 This Section sets forth certain rules of construction, which shall apply to this Lease and all agreements and Exhibits supplemental to this Lease, unless the context otherwise requires. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require. The term "person" includes natural persons as well as corporations, partnerships and other entities. The terms "include," "such as" and the like shall be construed as if followed by the phrase "without being limited to." The terms "herein," "hereunder" and the like shall refer to this Lease as a whole, not to any particular Section or other part, unless expressly so stated. The term "tenant" shall include any and all occupants of the Building. The terms "consent," "approval" and the like shall mean prior written consent and approval. References to days, months or years shall refer to calendar days (i.e. Sunday, Monday, etc.), calendar months (i.e. January, February, March, etc.), or calendar years (i.e. 1990, 1991, etc.) unless expressly so stated. The terms "business day," "work day" and the like shall mean any day other than Saturday, Sunday or a Holiday.

     23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns, subject to the provisions herein restricting Transfers. No other person shall have any rights hereunder or be deemed a third-party beneficiary of this Lease.

     23.10 This Lease shall be governed by the laws of the Commonwealth of Virginia.

     23.11 Headings and any table of contents or index are used for convenience and shall not be considered when construing this Lease.

     23.12 The submission to Tenant of an unsigned copy of this document, including drafts and correspondence submitted to Tenant by any person on Landlord's behalf, shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     23.13 Time is of the essence with respect to each provision of this Lease.

     23.14 This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document. Neither this Lease nor a memorandum thereof shall be recorded.

     23.15 Tenant hereby waives any right to damages based upon Landlord's actually or allegedly wrongfully withholding or delaying any consent under or in connection with this Lease. Tenant's sole remedy for any wrongfully withheld or delayed consent shall be a proceeding for specific performance, or injunction or declaratory judgment. In no event shall Tenant be entitled to any other rights or remedies arising from any such withholding or delaying of consent.

     23.16 Landlord reserves the right to make reasonable changes to the plans and specifications for the Building without Tenant's consent, provided such changes do not alter the character of the Building as a comparable office and warehouse space and that such changes be done in a commercially reasonable manner.

     23.17 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant in writing of the amount thereof. If Tenant wishes to object to any statement rendered by Landlord setting forth the amount of any additional rent, Tenant shall give Landlord written notice, specifying in reasonable detail the grounds for Tenant's objection, within ten
(10) days after the statement is rendered to Tenant; provided that such objection shall not entitle Tenant to reduce or delay paying any additional rent. Tenant shall be deemed to have waived any such objection if Tenant does not give Landlord the written notice of objection as and when described above.

     23.18 The rentable area of the Building and the Premises shall be determined by the Landlord in accordance with the BOMA Standard Method of Measurement. In the event the Landlord determines that any square footage shown in Article I varies from the correct square footage, the Base Rent and any other amount based on such square footage shall be appropriately adjusted in an amendment to this Lease prepared by Landlord and executed by Landlord and Tenant.

     23.19 Tenant's and Landlord's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     23.20 Except for Tenant's payment obligations or as otherwise provided herein, if Landlord or Tenant are in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond their reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation (except for Tenant's financial obligations hereunder) shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

     23.21 The deletion of any printed, typed or other portion of this Lease, or any earlier draft of this Lease, shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed never to have been inserted in this Lease.

     23.22 Tenant and Landlord agree to keep confidential all terms of this Lease, as well as any and all discussions and/or negotiations related to this Lease, except for disclosures required by either party on a "need to know" basis to employees, agents and representatives, including counsel and accountants.

     23.23 The persons executing this Lease on Tenant's and Landlord's behalf warrant that such they are duly authorized to so act.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.


WITNESS:                                LANDLORD:

                                        [INSERT NAME]


______________________________          By: ____________________________________


                                        Name: __________________________________


                                        Title: _________________________________


WITNESS:                                TENANT:

                                        [NAME]


______________________________          By:_____________________________________


                                        Name:___________________________________


                                        Title: _________________________________

                                    EXHIBIT A

                               DIAGRAM OF PREMISES

                                    EXHIBIT B

                                 WORK AGREEMENT

1.       LANDLORD'S WORK

         Landlord shall deliver space to Tenant with the following improvements:
               o Office walls painted and holes repaired.
               o Add HVAC to warehouse area.
               o Install separation wall in office hallway and modify reception area wall.
               o Install separation wall and two 3 ft. doors in warehouse.
               o Install 8 outlets in warehouse area.
               o Install utility sink in warehouse area.
               o Install 3 ft. door connecting office and warehouse area.
               o Install kitchen cabinet, counter, sink in lunch area
               o Enclose water closets in both rest rooms and add urinal in men's room.

2.       TENANT'S REPRESENTATIVE

         Tenant has appointed the Tenant's Representative as its authorized representative with full power and authority to bind Tenant for all actions taken with regard to the Tenant Work. Tenant hereby ratifies all actions and decisions with regard to the Tenant Work that Tenant's Representative may have taken or made prior to the execution of the Lease. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Work until it has been executed by Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's contractors with respect to the Tenant Work. In the event that Landlord's contractors perform any such work under the direction of Tenant or Tenant's Representative, then Landlord shall have no liability for the cost of such work, the cost of corrective work required as a result of such work, any delay that may result from such work, or any other problem in connection with such work.

                 SCHEDULE I: BUILDING STANDARD TENANT ALLOWANCE

                                    EXHIBIT C
              FORM OF CERTIFICATE AFFIRMING LEASE COMMENCEMENT DATE

         The Certificate to be executed by Landlord and Tenant pursuant to
Section 3.2 of the Lease shall provide as follows:

         "This Certificate is being provided pursuant to the terms and provisions of that certain lease agreement dated as of ____________, 2000 (the "Lease"), by and between _____________________________ and
_____________________.

         The parties confirm the following:

         1. The Lease Commencement Date is _________________ ____, 2000.

         2. The initial term of the Lease shall expire on __________________ ____, 2000.

         3. The agreed rentable square footage of the Premises is:
_________________.

         4. The agreed number of Permitted Parking Spaces allocated to Tenant is ______________."

WITNESS: LANDLORD:

                                           [NAME]


______________________________             By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

WITNESS:                                   TENANT:

                                           [NAME]

______________________________             By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                    EXHIBIT D

                                      RULES

        1. Tenant and Invitees shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building or Land not exclusively occupied by Tenant. Landlord shall have the right to control and operate the public portions of the Building and Land and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building or Land by other tenants. Tenant shall coordinate in advance with Landlord's property management department all move-ins, move-outs and deliveries to the Building, including all use of any freight elevator, so that Landlord shall have advance knowledge thereof and so that arrangements can be made to minimize such interference. Tenant and Invitees shall not use any of the parking spaces designated for use by visitors or by handicapped persons only or the roof of the Building.

        2. Tenant and Invitees shall not place any showcase, mat or other article in any common or public area of the Building. Tenant and Invitees shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord. Tenant and Invitees shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building, or on the Land. Tenant shall not store vehicles or trailers upon the Property.

        3. Tenant and Invitees shall not use the water and wash closets and other plumbing fixtures for any purpose other than those for which they were constructed and shall not place any debris, rubbish, rag or other substance therein.

        4. Tenant and Invitees shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system without Landlord's prior written consent. Tenant and Invitees shall not construct, maintain, use or operate any such loudspeaker or sound system outside of the Premises. This does not pertain to Tenant's quiet communication system which is approved.

        5. Tenant and Invitees shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except for assisted living animals.

        6. Tenant shall not, and Tenant shall not permit or suffer anyone to:
(i) cook in the Premises, except for the use of microwave ovens or coffee machines by Tenant's employees and visitors for their own consumption; (ii) install any vending or dispensing machine of any kind in or about the Premises, except as specifically contemplated by the Tenant Work described in Exhibit B to the Lease, without Landlord's prior written approval of such equipment and its location within the Premises; (iii) cause or permit any unusual or objectionable odor to be produced upon or permeate from the Premises; or (iv) use any space in the Building or on the Land for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.

        7. Tenant shall not place or allow on any floor a load exceeding the floor load per square foot which such floor was designed to carry (i.e., one hundred (100) pounds per square foot calculated as follows: seventy-five (75) pounds per square foot live load and twenty-five (25) pounds per square foot dead load). Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy items. Landlord shall have the right to repair at Tenant's expense any damage caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant and Invitees shall not receive into the Building or carry in the elevators any furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Tenant shall remove promptly from sidewalks adjacent to the Building items delivered for Tenant.

        8. Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not place or allow additional locks or bolts of any kind on any door or window or make any change in any lock or locking mechanism without Landlord's prior written approval and shall provide duplicate keys to Landlord for any such additional locks or bolts. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress. Upon the termination of its tenancy, Tenant shall deliver to Landlord all keys furnished to or procured by Tenant, and if any key so furnished is not delivered, then Tenant shall pay the replacement cost thereof. Landlord will provide an electronic card-key system for Building access to enable Tenant to access the Premises twenty-four
(24) hours a day, seven (7) days a week, and fifty-two (52) weeks per year.

        9. Tenant and Invitees shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises without the prior written consent of Landlord. Tenant and Invitees shall not install or operate in the Premises any equipment that operates on greater than 110 volt power without obtaining Landlord's prior consent. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment. Tenant and Invitees shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building. If any equipment of Tenant or Invitees causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same. Tenant and Invitees shall not waste electricity or water. Tenant agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning.

       10. Landlord may exclude from the Building any person who does not properly identify himself to the Building management or guard on duty. Landlord may require any person admitted to or leaving the Building to register.

       11. Tenant and Invitees shall not use the Premises for: (i) lodging, manufacturing, or for any immoral or illegal purposes; (ii) engaging in the manufacturing or sale of any spirituous, fermented, intoxicating or alcoholic beverages on the Premises; or (iii) engaging in the manufacturing or sale of any illegal drugs on the Premises.

       12. Before closing and leaving the Premises at any time, Tenant shall close all windows and turn off all lights. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

       13. Tenant shall not employ or request Landlord's employees to do anything outside of such employees' regular duties whatsoever without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord's property management firm, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord's property management firm from time to time or as is agreed upon in writing in advance by Landlord's property management firm and Tenant.

       14. Canvassing, soliciting and peddling in the Building or on the Land are prohibited. Tenant shall cooperate to prevent the same. In such regard, Tenant shall report peddlers, solicitors and beggars to the office of the Landlord's property management firm.

       15. Only hand trucks equipped with rubber tires and side guards may be used in the Building. Tenant shall be responsible for loss or damage resulting from any delivery made by or for Tenant or the Premises.

       16. Tenant shall comply with standards prescribed by Landlord for curtains, drapes, blinds, shades, screens, lights and ceilings, including standards designed to give the Building a uniform, attractive appearance. No person or contractor not employed by Landlord or Landlord's property management firm shall be used to perform exterior window washing in the Premises.

       17. Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year at Tenant's expense. Landlord's property management firm shall clean Venetian blinds.

       18. Any sign, lettering, picture, notice or advertisement installed within the Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

       19. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

       20. Tenant and Invitees shall not bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature except for customary amounts of customary office supplies, which shall be stored and used in accordance with applicable laws and regulations and good business office practice.

       21. Tenant shall comply with all applicable federal, state and municipal Laws and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

       22. If, in addition to the standard building systems, Tenant desires a fire alarm signal, communication, alarm or a utility service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

       23. Tenant shall cooperate and participate in all security programs affecting the Building.

       24. In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act, provided that Landlord shall not prohibit Tenant to do any act which is permitted to other similarly situated tenants.

       25. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from landlord, Tenant will refrain from or discontinue such advertising.

       26. Except for the installation of customary office decorations and except as otherwise set forth in the Lease (i) Tenant shall not drill into, or in any way deface any part of the Building or the Premises and (ii) no boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord. Tenant shall not install any resilient tile or similar floor covering in the Premises except pursuant to Exhibit B as part of its original Tenant Work and thereafter with the prior approval of Landlord if required in accordance with provisions in the Lease regarding additions and alterations to the Premises.

       27. Landlord shall have the right to limit or control the number and format of listings on any Building directory.

       28. Tenant shall not, and Tenant shall not permit or suffer anyone, within Tenant's control, to light or smoke any cigarette, cigar, pipe or other tobacco product within the Premises and/or within any confines of the Building, including but not limited to the hallways, corridors, lobbies, elevators, restrooms, basement, stairwells, closets or any other such area.

       29. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that no waiver (a) shall be effective unless signed by Landlord, (b) shall relieve Tenant from the obligations to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) granted to any Tenant shall relieve any other Tenant from the obligation of complying with these rules and regulations, and (d) shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

       30. If there is any conflict between the terms of the Lease and the terms of this Exhibit, the terms of the Lease shall control.


                                      E-5